CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment #25 to Frontier Equity Fund’s

Registration Statement on Form N-1A (file No. 33-43616), including the reference to our firm under the heading “Financial Highlights” in the Fund’s Prospectus.

McCurdy & Associates CPA’s, Inc.

Westlake, Ohio

February 11, 2005